Exhibit 99.1

6th LEASE AMENDMENT

THIS AGREEMENT made as of the 27th day of May 2, 2009 between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at New Orchard Road, Armonk, New York 10504 the "Landlord") and eMagin Corporation a Delaware corporation, having an office at 2070 Route 52, Hopewell Junction, NY 12533(the "Tenant").

WITNESSETH

(Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Lease).

WHEREAS, the Landlord and the Tenant entered into a written Agreement of Lease dated May 28,1999, as amended by First Amendment dated July 9, 1999; Second Amendment dated January 29, 2001, Third Amendment dated May 28,2002, Fourth Amendment dated November 29, 2004 and Fifth Amendment dated September 1, 2006 (collectively, the "Lease").

WHEREAS, the Tenant desires to extend the lease term.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed to amend the Lease as follows.

1.
The term of the Lease is hereby extended for a period of five (5)years("Extended Term")from June 1, 2009 to May 31, 2014, unless sooner terminated as hereinafter provided upon the same covenants, agreements, provisions and conditions that are contained in the Lease for the immediately prior Term, except as specifically provided herein.

2.
Tenant is hereby granted the option to further extend the Term for the entire Premises only for one (1) consecutive five(5) year period of time ("Additional Extended Term"), subject to and upon the provisions set forth in this subparagraph and subject to a Rent to be determined by the Landlord in its sole discretion. The Additional Extended Term shall be upon the same covenants, agreements, provisions and conditions that are contained in this Lease for the Extended Term, except for provisions herein which are inapplicable to an Extended Term.

3.
Any notice, request or demand under this Lease shall be in writing (except where oral notice is specifically provided for in this Lease) and shall be considered properly delivered when addressed as hereinafter provided, and (a) served personally, (b) sent by registered or certified (return receipt requested) and deposited in a United States general or branch post office, or (c) sent by a private overnight mail carrier. Any notice, request or demand by Tenant to Landlord shall be addressed to:

International Business Machines Corporation
Hudson Valley Research Park
Mail Drop 65A 2070 Route 52
Hopewell Junction, New York 12533
Attn: Mr. Patrick 0. Ortland
Program Manager, Real Estate Operations

with copies addressed and simultaneously given to:
International Business Machines Corporation
Hudson Valley Research Park
Mail Drop 87S 2070 Route 52
Hopewell Junction, New York 12533
Attn: Mary Ann McNulty
Real Estate Site Operations

and an additional copy to:
International Business Machines Corporation
1 New Orchard Road Armonk New York 10504
Attn: General Counsel -Legal Services
Global Real Estate Operations

and an additional copy to:
International Business Machines Corporation
Hudson Valley Research Park
Mail Drop 82X 2070 Route 52
Hopewell Junction, New York 12533
Attn: Site Counsel;

and, if requested in writing by Landlord, similarly and simultaneously given to such other parties as Landlord may request. Any notice, request or demand by Landlord to Tenant shall be addressed to:

eMagin Corporation
10500 NE 8th Street
Suite 1400
Bellevue, Washington 98004
Attn: Paul Campbell, CFO (pcambell@emagin.com; 425-749-3622)

with a copy addressed and simultaneously given to:

eMagin Corporation
Hudson Valley Research Park
2070 Route 52
Hopewell Junction, New York 12533 Attn: Chief Executive Officer

until otherwise directed in writing by Tenant; and, if requested in writing by Tenant, similarly and simultaneously given to such other parties as Tenant may request. All notices shall be deemed given on the date of actual receipt by the party to whom the notice is addressed. Rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, request or demand sent.

4.
In Paragraph 35(a)(as set forth in the Fourth Amendment), (i) delete the first sentence and replace as follows: "The Tenant shall have deposited the sum of $80,731.63 simultaneously with signing this Sixth Amendment as security for the faithful performance and observance by the Tenant of the provisions of this Lease on its part to be performed." , and add to the end of the paragraph: "Tenant acknowledges that in accordance with the Fourth Amendment, the security deposit of $150,000 has been applied by Landlord to the rent due from tenant for the months of April and May 2009.

5.	Paragraph 35(b) is deleted in its entirety
6.	Paragraph 36 is deleted in its entirety.
7.	Schedule A dated 6/1/2004 is replaced with Schedule A dated 6/1/2009 attached hereto.
8.	Schedule B dated 6/1/2004 is replaced with Schedule B dated 6/1/2009 attached hereto.
9.	Schedule D dated 6/1/2004 is replaced with Schedule D dated 6/1/2009 attached hereto.
10.	Exhibit A-1 is deleted in its entirety

Except as herein modified, the Lease shall continue in full force and effect without change.

IN WITNESS WHEREOF, this instrument has been executed by the duly authorized representatives of the parties hereto as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Patrick 0. Ortland
Patrick 0. Ortland
Title: Program Manager, Real Estate

eMagin Corporation

By:	/s/ Andrew Sculley
Andrew Sculley
Title: CEO & President

SCHEDULE A
eMagin Corporation

COMPUTATION SCHEDULE
Effective 6/1/09

Building	Space Type	Net Productive Square feet	Rate ($NPSF)	Annual Base Rent	Monthly Base Rent
B334	Office	6,554	$19.13	$125,401.94	$10,450.16
B330C	Office	1,606	$19.13	$30,728.64	$2,560.72
	Dry	5,850	$20.26	$118,516.08	$9,876.34
	Clean	16,316	$39.39	$642,733.06	$53,561.09
	Storage	6,524	$7.88	$51,399.74	$4,283.31
	Totals	36,850		$968,779.46	$80,731.62

Deriving Net Rentable Basis

Building	Net Productive Square feet	NP to NR Factor	Net Rentable Square Feet

B334	6,554	1.47	9,634
B330C	30,296	1.26	38,173
Totals	36,850	2.73	47,807

SCHEDULE B

eMagin Corporation

BASE RENT PAYMENT SCHEDULE

Effective 6/1/09

	2009	2010	2011	2012	2013	2014
January		$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
February		$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
march		$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
april		$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
may		$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
june	$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
July	$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
august	$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
september	$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
october	$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
november	$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
december	$80,731.63	$80,731.63	$83,557.23	$86,481.74	$89,508.60
Total	$565,121.38	$968,779.51	$988,558.76	$1,023,158.31	$1,058,968.85	$447,542.98

Schedule D

eMagin Corporation

Computed Utilities Schedule

Maximum Available Capacities		Effective Date 6/1/09

Utilities	Peak Allowable Usage	Total Annual Allowable

Electricity	N/A	N/A
Chilled Water	350 Tons	1,401,600 Tons-Hrs
Low Temp Chilled Water	130 Tons	569,400 Tons-Hrs
High Temp Chilled Water	5 MBH	19,251 M MBTU
Deionized Water	30 gpm	13,220 1K Gal
Compressed Air	10 scfm	550,000 SCF
UHP Nitrogen	100 scfm	6,000,000 SCF
Std. Oxygen	5 scfm	100,000 SCF
Std. Argon	5 scfm	100,000 SCF
Std. Forming Gas	15 scfm	150,000 SCF